________________
STRADLEY
RONON
STEVENS
& YOUNG, LLP
----------------
Attorneys At Law

Great Valley Corporate Center                   Philadelphia, Pennsylvania
30 Valley Stream Parkway                         Cherry Hill, New Jersey
Malvern, Pennsylvania  19355-1481                  Wilmington, Delaware
Fax: (610)640-1965                             -----------------------------
                                              A Limited Liability Partnership

Steven W. Kline
(610) 640-5801
skline@stradley.com


                               January 10, 1997

Philadelphia Fund, Inc.
Suite 424
1200 North Federal Highway
Boca Raton, FL  33432


Gentlemen:

  You have informed us that, in accordance with Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). Philadelphia Fund, Inc., a Maryland corporation (the "Fund"), intends to file a Rule 24f-2 Notice with the United States Securities and Exchange Commission (the "SEC"), setting forth, among other things, that during the period beginning December 1, 1995 and ending November 30, 1996, the Fund's most recently ended fiscal year, the Fund, having elected to register an indefinite number of shares of common stock, sold 1,384,529 shares of common stock registered under the Securities Act of 1933 ("1933 Act") pursuant to such rule for such period. You have also informed us that all such shares were issued in accordance with the provisions relating thereto and the registration statement filed by the Fund under the 1933 Act.

  We have acted as legal counsel to the Fund during the period of time referred to above and, as such, have reviewed the Articles of Incorporation of the Fund, its by-laws, the registration statement it has filed with the SEC under the 1940 and 1933 Acts and such minutes of the corporation proceedings and other documents as we deem material to our opinion.

  Based on the foregoing, we are of the opinion that the 1,384,529 shares of common stock described in the Rule 24f-2 Notice as having been sold under such rule during the period beginning December 1, 1995 and ending November 30, 1996 were fully-paid non assessable and legally issued shares of common stock.

Philadelphia Fund, Inc.
January 10, 1997
Page 2

  We hereby consent to the filing of this opinion with the SEC as an exhibit or an accompaniment to the aforementioned Rule 24f-2 Notice and as an exhibit to the Fund's amendments to its registration statement under the 1933 and 1940 Acts and to the reference to us in the prospectus of the Fund as legal counsel who have passed upon the legality of the offering of such shares of common stock.

                                  Very truly yours,

                                  STRADLEY, RONON, STEVENS & YOUNG, LLP

                                  By:/s/Stephen W. Kline
                                     --------------------------------
                                     Stephen W. Kline

SWK/cgm